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                                                                  EXHIBIT 99.3

                                LICENSE AGREEMENT

     This License Agreement (the "Agreement") is entered into as of October 15, 1998 (the "Effective Date") by and between Symantec Corporation, a Delaware corporation, Symantec Limited, an Ireland corporation (collectively, "Symantec"), and Quarterdeck Corporation, a Delaware corporation
("Quarterdeck").

                                    RECITALS

     Quarterdeck is the creator and owner of, or otherwise has the right to license, the product known as CleanSweep, as described in more detail in Exhibit A (the "Quarterdeck Software"). Symantec and Quarterdeck have entered into an Agreement and Plan of Merger (the "Merger Agreement") that contemplates the acquisition of Quarterdeck by Symantec. Symantec wishes to license the Quarterdeck Software for distribution as a stand-alone product and as part of a suite of other products. In connection with the Merger Agreement, Quarterdeck has agreed to grant such licenses, subject to the terms and conditions set forth below.

                                    AGREEMENT

     The parties agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     "AFFILIATE" means, as to any legal entity, any other legal entity that is directly or indirectly controlling, controlled by, or under common control with, such legal entity. In this context, control means ownership of 100% of the voting stock or the equivalent.

     "AGREEMENT" shall have the meaning ascribed thereto in the first paragraph to this Agreement.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or federal or California state holiday.

     "CONSUMMATION" means the purchase of Shares pursuant to the Offer (as those terms are defined in the Merger Agreement) in accordance with the terms of the Merger Agreement.

     "DELIVERABLES" shall mean the items relating to the Quarterdeck Software described in Exhibit B.

     "DERIVATIVE WORK" shall mean any modification, translation, port, adaptation, modification, extension, improvement, compilation, abridgment or other form in which the Quarterdeck Software may be recast, transformed or adapted for use on computer systems, including, but not limited to, any form which would infringe any copyright to the Quarterdeck Software.

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     "EFFECTIVE DATE" shall have the meaning ascribed thereto in the introductory paragraph to this Agreement.

     "INTELLECTUAL PROPERTY RIGHTS" means all of Quarterdeck's intellectual property rights worldwide arising under statutory or common law, and whether or not perfected, including, without limitation, all rights relating to patents, copyrights, trade secrets and any rights analogous thereto.

     "LICENSES" shall mean the licenses granted in Section 2 below.

     "NET REVENUE" means Symantec's actual gross revenues (invoiced amounts, net of actual returns) from marketing, distribution or other revenue-generating use of the Quarterdeck Licensed Products. No royalties will be earned on sales, use, excise and similar taxes, currency exchange fees, and shipping costs (including, but not limited to, insurance and transportation costs and duties) to the extent such amounts are invoiced separately. If the Quarterdeck Licensed Products are distributed with other titles in a package for a single price, which other titles are distributed by Symantec stand-alone through the retail channel, the Net Revenue attributable to the Quarterdeck Licensed Products will be determined by prorating the revenues from the sale or license of the package according to the distribution prices to Ingram Micro for the separate works contained in the package. Notwithstanding the foregoing, any Symantec product other than Norton Utilities, Norton Antivirus, Crashguard, Norton Web Services, pcANYWHERE, Norton Mobil Essentials or Winfax (and follow-on versions of such products) will not be considered for purposes of prorating the revenues from the sale or license of any such package unless it is the first or second top selling title in its category. Further, the Licensed Quarterdeck Product shall be deemed to be sold, licensed or otherwise distributed as part of a bundle with another product(s) if it is sold, licensed or otherwise distributed for a discounted price (or a zero price), conditioned in whole or part on the customer's purchase, license or other acquisition of such other product(s). Amounts received by Symantec as deposits or advances will not be deemed to be revenue until shipment or other revenue-generating use of the Quarterdeck Licensed Products to the party making the deposits or advances have been made against such deposits or advances or Symantec recognizes such amounts as revenue on any other basis. For purposes of calculating Royalties, revenues in foreign currencies will be deemed converted into United States Dollars at the average monthly exchange rates used generally by Symantec in its financial statements.

     "ROYALTIES" shall mean the royalties payable with respect to distribution of the Quarterdeck Licensed Products, as described in Section 4.1 below.

     "QUARTERDECK DEVELOPMENT LICENSE" means the license granted in Section 2.2.

     "QUARTERDECK DISTRIBUTION LICENSE" shall have the meaning described in
Section 2.1 below.

     "QUARTERDECK LICENSED PRODUCTS" shall mean binary executable versions of the Quarterdeck Software and Derivative Works of the Quarterdeck Software that Symantec may create if it receives the Source Code for the Quarterdeck Software from the escrow agent referenced in Section 7.

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     "QUARTERDECK LICENSES" shall mean the Quarterdeck Distribution License and the Quarterdeck Development License.

     "QUARTERDECK SOFTWARE" shall have the meaning described in the recitals above and Exhibit A to this Agreement.

     "QUARTERDECK TRADEMARKS" shall mean the "CleanSweep" mark and such other related marks owned by Quarterdeck as the parties may agree.

     "SOURCE CODE" shall mean the human readable form of computer software, including any corresponding comments and annotations.

     "UPDATES" shall mean bug fixes, modifications, variations, or enhancements made to a product without a significant change in the functionality of the product, the packaging (other than to indicate a change in the version number to the right of the decimal point), or the version number to the left of the decimal point.

     "UPGRADES" shall mean new releases and versions which include significant changes to functionality, new packaging or a change in the version number to the left of the decimal point.

2. GRANT OF RIGHTS.

     2.1 DISTRIBUTION LICENSE FOR QUARTERDECK LICENSED PRODUCTS. Subject to the provisions of this Agreement, Quarterdeck hereby grants to Symantec a nonexclusive, world-wide, non-transferable, license under all Quarterdeck Intellectual Property Rights to use, copy, distribute, display and perform the Quarterdeck Licensed Products during the term of such license specified in
Section 6, except that no right is granted to distribute Japanese language versions of the Quarterdeck Licensed Products in Japan except to the extent that Symantec may do so without giving rise to a violation of any of the rights granted to Marubeni Corporation under the agreement between Marubeni Corporation and Quarterdeck dated September 29, 1997, and except for any other distribution arrangement to which Symantec secures Marubeni Corporation's written consent (the "Quarterdeck Distribution License"). Symantec may sublicense the Quarterdeck Licensed Products by permitting bona fide distributors and resellers to sell end-user licenses to Quarterdeck Licensed Products, by permitting duplication and distribution of the Quarterdeck Licensed Products by OEMs, and by permitting end-users to duplicate the Quarterdeck Licensed Products in connection with site licenses and similar transactions provided that such transactions are consistent with Symantec's normal business practices Symantec will be responsible for manufacturing all Quarterdeck Licensed Products distributed by it pursuant to this Agreement. Notwithstanding the foregoing, Symantec will not enter into site licenses, OEM agreements or other arrangements or agreements that provide for unlimited numbers of seats of the Quarterdeck Licensed Products to be distributed or used for a single price or otherwise allow any third party to create copies of the Quarterdeck Products without reporting the number of copies made, distributed and used to Symantec. Symantec will be entitled to modify the documentation for the Quarterdeck Licensed Products and distribute such modified documentation with the Quarterdeck Licensed Products, provided that Symantec will retain all Quarterdeck copyright, trademark and similar notices in such documentation. The

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Quarterdeck Licensed Products will be distributed by Symantec or its OEMs with an end-user license in substantially the form of the license set forth in Exhibit C or such other form of license that provides substantially the same protections to Quarterdeck.

     2.2 DEVELOPMENT LICENSE FOR QUARTERDECK SOFTWARE. Subject to the provisions of this Agreement, Quarterdeck hereby grants to Symantec a nonexclusive, world-wide, non-transferable, license under all Quarterdeck Intellectual Property Rights to use, copy, and create Derivative Works during the term of this Agreement from the materials and information provided to Symantec pursuant to Section 5.3 or from any Source Code of the Quarterdeck Software (the Quarterdeck Source Code) that Symantec may obtain from the escrow established pursuant to Section 7 solely for the purpose of developing, localizing, compiling to binary form and supporting Derivative Works of the Quarterdeck Software. Symantec may not distribute, sublicense or make available to any third party the materials provided to Symantec pursuant to Section 5.3, the Quarterdeck Source Code, or the Source Code for Derivative Works of the Quarterdeck Source Code.

     2.3 LICENSES TO AFFILIATES. Symantec's Affiliates shall have the benefit of the Quarterdeck Licenses, provided that any such Affiliate shall also be bound by the applicable obligations, limitations and covenants set forth in this Agreement.

     2.4 NO OTHER LICENSES. Neither party grants any other licenses or rights, except as specifically set forth above. Without limiting the foregoing, Symantec acknowledges that (i) it is not authorized and agrees not to decompile, disassemble or otherwise reverse engineer the Quarterdeck Software unless and until Symantec rightfully receives the Source Code therefor from the escrow seferenced in Section 7, and (ii) it is granted no right to use or refer to "CleanSweep" or any other Ouarterdeck trademark, trade name, trade dress or other designation. Further, Symantec agrees not to advertise the expected availabilily of the Quarterdeck Licensed Product from Symantec, except that Symantec may disclose its intentions to incorporate the Quarterdeck Licensed Product into its Norton Systemworks products after Consummation in response to customer and media inquiries, may make disclosures that have been approved by Quarterdeck and may also disclose the terms of this Agreement only in the manner and to the extent required by applicable law.

     3. DELIVERABLES. Promptly upon completion thereof, Quarterdeck will deliver to Symantec the Object Code Deliverables relating to the enhancements of the Quarterdeck Software created pursuant to Section 5.3. Quarterdeck shall subsequently deliver each revision to such enhancements promptly after completion thereof. Quarterdeck shall deposit the Source Code Deliverables for the current version of the Quarterdeck Software with the escrow agent referenced in Section 7 upon the establishment of such escrow and shall thereafter deposit the Source Code Deliverables relating to enhancements of the Quarterdeck Software created pursuant to Section 5.3 promptly after the creation thereof so long as this Agreement and such escrow remain in force.

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4.   PAYMENTS.

     4.1 ROYALTIES. Symantec shall pay to Quarterdeck Royalties equal to 8% of Net Revenue from the distribution or other revenue producing exploitation of Quarterdeck Licensed Products, provided that the Royalty rate shall be 6% if the Quarterdeck Distribution License commences because Quarterdeck is obligated to pay a Company Fee (as defined in the Merger Agreement) as a result of a Willful Breach (as defined in the Merger Agreement) of Section 5.2(a), (b) or (c) of the Merger Agreement, and provided further that for copies of the Quarterdeck Licensed Products the royalty per seat shall not be less than: (i) $1.25 in the case of stand-alone sales of the Quarterdecks Software, (ii) $0.75 in the case of bundles of the Quarterdeck software as part of Norton Systemworks and (iii) $0.20 for OEM transactions (the number of seats in any transaction being equal to the total number of users authorized to use the Quarterdeck Licensed Products under such transaction) provided however, all such OEM transactions will allow the Quarterdeck Licensed Products to be distributed only as part of a bundle with other products that are marketed stand-alone in the retail channel, where the Quarterdeck Licensed Products comprise less than 35% of the value of the bundle as a whole (based on the retail prices of the components of the bundle sold separately) and acquiring the Quarterdeck Software is not a primary reason that customers typically acquire the bundle. No Royalties will be payable with respect to copies of the Quarterdeck Licensed Products that are used internally by Symantec or its Affiliates for non-revenue generating activities.

     4.2 REPORTS AND ACCOUNTING. Royalties payable pursuant to this Section shall be calculated and paid, on a quarterly basis, not more than 30 days after the last day of the fiscal quarter in which the Net Revenue giving rise to such Royalties are recognized by Symantec. Symantec shall deliver to Quarterdeck, along with its payment of Royalties due for each quarter, a written report showing, in detail, its calculation of Royalties payable with respect to such quarter. At Quarterdeck's request, Symantec will also provide to Quarterdeck a report of the number of Not-For-Resale copies distributed by Symantec for the quarter. Symantec shall maintain such books and records as are necessary to properly calculate the amounts of Royalties to be paid pursuant to this Agreement. An independent certified public accountant selected by Quarterdeck from any major accounting firm may, upon reasonable notice and during normal business hours, but no more often than once each year, inspect the records of Symantec. Any information revealed in such inspection shall be kept confidential and not disclosed to anyone, except to the extent necessary to identify to Quarterdeck, Symantec or any factfinder in any action instituted to enforce the terms of this Agreement, any inaccuracy which may be found in the amount of Royalties due to Quarterdeck. Quarterdeck shall bear the cost of any such audit, except that if the audit reveals shortfall in payment of Royalties of 5% or more, but not less than $10,000, Symantec shall pay for the reasonable cost of such audit, and Quarterdeck may thereafter conduct a follow up audit at any time at Symantec's expense. Symantec's determination of the payments due Quarterdeck under this Agreement will be deemed conclusive unless, within 24 months from the termination of the Agreement, Quarterdeck notifies Symantec in writing of any error in such payments.

5. SUPPORT.

     5.1. TECHNICAL SUPPORT. Symantec will be responsible for answering the questions of and supporting the needs of its own customers. Quarterdeck will provide Symantec with

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reasonable support by telephone and/or electronic mail, to answer Symantec's questions and to assist Symantec in supporting Symantec's customers with respect to the Quarterdeck Software. Quarterdeck will also provide Symantec, and its customers, with support in person on a time and materials basis at Quarterdeck's then standard published rates therefor.

     5.2. TRAINING. Quarterdeck will make available at Symantec's facilities in Santa Monica, California, on a mutually agreed date no later than November 15, 1998, qualified members of its staff to provide training of employees of Symantec relating to the Quarterdeck Software, in sufficient detail as to provide Symantec's technical support, marketing and sales people with sufficient knowledge to permit proper marketing and distribution of the Quarterdeck Software. The training contemplated by this Section shall not exceed a total of sixteen (16) hours.

     5.3 CUSTOMIZATION. Within one business day after the Effective Date, Quarterdeck shall provide Symantec or a third party engaged by Symantec and acceptable to Quarterdeck such information as Symantec shall reasonably require to (i) modify graphical elements of the user interface (such as icons or splash screens) of the Quarterdeck Licensed Product (but not modify the structure or sequences associated with such user interface), (ii) reasonably integrate the Quarterdeck Licensed Product with the Symantec products included in Symantec's Norton SystemWorks bundle with respect to installation, automatic updating, changing all of the registry keys to place them under the Symantec software registry key and on-line registration, as well as by making changes to the About Box and to graphical elements (bit maps) of the user interface as provided in clause (i) above, and (iii) translate the Quarterdeck Licensed Product into foreign languages. Additionally, commencing upon the Effective Date, a reasonable number of Symantec's personnel or a third party engaged by Symantec and acceptable to Quarterdeck may be resident at Quarterdeck's facility and work with Quarterdeck personnel to integrate the Quarterdeck Licensed Product with Symantec's Norton SystemWorks products as provided above. To the extent that Quarterdeck's personnel are unable or unwilling to timely make the changes required hereunder, such Symantec personnel will be given reasonable access to those parts of the Source Code, if any, for the Quarterdeck Licensed Products required for the sole purpose of creating the modifications authorized by this
Section 5.3. Promptly after completion of such modifications, Quarterdeck will compile a version or versions of such modified Quarterdeck Licensed Products and provide the executable form of such modified Quarterdeck Licensed Products to Symantec for testing. Quarterdeck will use commercially reasonable efforts to make or, at its option, will allow Symantec to make such corrections as are required to repair errors in such modified Quarterdeck Licensed Products that were introduced by any of the work done pursuant to this Section 5.3 and will promptly provide such corrected versions of the Quarterdeck Licensed Products upon completion to Symantec for further testing. This process will be repeated until Symantec is reasonably satisfied with the work performed pursuant to this
Section 5.3. Quarterdeck shall establish and notify Symantec of rules for Symantec's personnel intended to ensure that such personnel do not receive sensitive or confidential information of Quarterdeck. Within two days after the Effective Date, Quarterdeck shall provide Symantec with the entire help system, the related FrameMaker files and those things necessary to incorporate the foregoing into Symantec's products. Provided that Symantec's personnel abide in all respects by such rules and that Symantec does not breach its obligations to complete Consummation and

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acquire Quarterdeck under the Merger Agreement, Quarterdeck covenants not to sue
Symantec for misappropriation of trade secret information based solely on Symantec's use of information obtained by such personnel while at Quarterdeck's facility pursuant to this Section 5.3. In addition to the changes described above, Quarterdeck will, subject to Section 11, make such changes as are required to substitute Symantec's trademarks for Quarterdeck's trademarks, trade names or trade dress from the Quarterdeck Products. The parties understand and agree that Symantec is granted no right to distribute or otherwise exploit any of the software, materials or information provided to it under this Section 5.3 unless and until the Quarterdeck Distribution License commences.

6. TERM AND TERMINATION.

     6.1 TERM. The Quarterdeck Development License will commence upon the Effective Date. The Quarterdeck Distribution License will commence upon the earliest to occur of (i) Consummation or (ii) an event giving rise to an obligation on the part of Quarterdeck to pay a Company Fee (as defined in the Merger Agreement). If the Merger Agreement terminates before the Consummation for any reason other than the occurrence of such an event, then Symantec shall neither have nor exercise any rights under the Quarterdeck Licenses, and this Agreement shall immediately terminate upon such termination of the Merger Agreement.

     6.2 TERMINATION OF THE LICENSE FOR BREACH. The term of this Agreement shall begin on the Effective Date and will terminate immediately if after the Consummation, Symantec fails to close the Merger (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement or if the Merger has not occurred by January 31, 1999 and the Merger Agreement has not been terminated as a result of an event giving rise to an obligation on the part of Quarterdeck to pay a Company Fee. The term of this Agreement will terminate 30 days after the receipt by either party of written notice that it is in material breach of any terms of this Agreement, unless such party cures such breach within such 30-day period. For purposes of this Agreement, a material breach will be a breach or series or pattern or breaches that lead to loss or damage of no less than $350,000 in the aggregate to the non-breaching party. Any such notice shall provide, in reasonable detail, a description of the alleged breach and the requested cure of that breach. Provided however, that if Symantec disputes the right of Quarterdeck to terminate this Agreement for the reasons specified in such notice and notifies Quarterdeck thereof promptly after receiving the notice of breach, then the parties agree that the licenses granted to Symantec hereunder shall continue to remain in full force and effect until Symantec is found to have committed and not timely cured a material breach under the dispute resolution process provided for in Section 6.4.

     6.3 POST TERMINATION RIGHTS. Any termination of this Agreement shall not affect the rights of any distributor, dealer, reseller or end-user that has received the Quarterdeck Licensed Products from a party in accordance with the terms of this Agreement prior to its termination, provided that after notice of termination of this Agreement, Symantec shall not have the right to distribute quantities of the Quarterdeck Licensed Products that are disproportionate to the quantities distributed prior to that time. Upon termination of this Agreement, Symantec will return to Quarterdeck all of the Quarterdeck Source Code, if any, in its possession or control, and

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Symantec shall immediately cease any sale, license or other distribution of
Quarterdeck Licensed Products. Further, notwithstanding the foregoing, if such termination was after Consummation and Symantec fails to close the Merger in accordance with the terms of the Merger Agreement or if the Merger has not occurred by January 31, 1999, then the rights of distributors, dealers and resellers to distribute the Quarterdeck Products shall immediately terminate.. The provisions of this Agreement that, by their sense and context, are intended to survive termination of this Agreement (including without limitation all obligations of confidentiality) shall survive termination and remain fully enforceable thereafter.

     6.4 DISPUTE RESOLUTION PROCEDURE. If an alleged breach is not cured to the non-breaching party's satisfaction, or if the breaching party disputes the allegation of breach, the determination of whether a breach occurred and whether the breach was cured will be resolved by a single arbitrator in Los Angeles, California, in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in force. Such arbitrator shall be an attorney with substantial experience representing retail software companies. The arbitration shall be governed by the United States Arbitration Act, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Notwithstanding the Expedited Procedures of the Commercial Arbitration Rules of the AAA, the parties agree that the AAA shall appoint the arbitrator without the parties submitting lists of requested arbitrators. In addition, the arbitrator shall be instructed to complete any hearings and render his or her award within thirty (30) days after his or her appointment or as soon thereafter as is reasonably possible consistent with providing each party a meaningful opportunity to conduct such discovery as is reasonably necessary and otherwise prepare and present its arguments. The arbitrator shall grant such orders and impose such sanctions as are reasonably required to conform to the foregoing schedule.

7. SOURCE CODE ESCROW. Upon the execution of this Agreement Symantec and Quarterdeck shall enter into an agreement with an escrow in the form attached as Exhibit D hereto pursuant to which such escrow agent shall hold a copy of the Source Code Deliverables for the Quarterdeck Software. The escrow agreement shall require the escrow agent to release such Source Code Deliverables to Symantec upon commencement of the Quarterdeck Distribution License. Symantec shall pay the fees of the escrow agent. Prior to the execution hereof, Quarterdeck has delivered the Source Code Deliverables described on Exhibit B to the escrow agent.

8. REPRESENTATIONS AND WARRANTIES; LIMITATIONS

     8.1 REPRESENTATIONS AND WARRANTIES OF QUARTERDECK. Quarterdeck hereby represents and warrants that:

          (a) Quarterdeck has authorized the person who has signed this Agreement for Quarterdeck to execute and deliver this Agreement to Symantec on behalf of Quarterdeck, and Quarterdeck has the full power and authority to enter into this Agreement and grant the rights and fulfill the obligations set forth herein, provided that nothing in this Section 8.1(a) is intended or should be construed to grant any representation or warranty regarding non-infringement of any

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third party intellectual property right by the Quarterdeck Software or any use, distribution or other exploitation thereof;

          (b) Quarterdeck has not previously granted and will not grant any rights in the Quarterdeck Software to any third party that conflict with the rights granted to Symantec herein, provided that Symantec acknowledges that Quarterdeck has granted to a third party certain exclusive right to distribute Japanese language versions of the Quarterdeck Licensed Products in Japan and has granted such other rights with respect to the Quarterdeck Software as are disclosed in the Merger Agreement or the schedules, exhibits or other attachments thereto; and

          (c) Quarterdeck warrants that, the Quarterdeck Software does not violate the, copyrights, trade secret rights, or other similar proprietary or contractual rights of any third party, and Quarterdeck has not received any claim to that effect. Symantec acknowledges and understands that Quarterdeck has not performed any patent search or otherwise undertaken to determine whether the Quarterdeck Software infringes any patent.

     8.2 REPRESENTATIONS AND WARRANTIES OF SYMANTEC. Symantec hereby represents and warrants that it has authorized the person who has signed this Agreement for Symantec to execute and deliver this Agreement to Quarterdeck on behalf of Symantec, and Symantec has the full power and authority to enter into this Agreement and fulfill the obligations set forth herein.

     8.3 GENERAL DISCLAIMER. EXCEPT AS SPECIFIED IN THIS AGREEMENT ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY DISCLAIMED.

9. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), NO MATTER WHAT THEORY OF LIABILITY, EVEN IF THE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES. Nothing herein shall preclude a party from seeking equitable remedies in an appropriate case. Except for the indemnity provisions of Section 10 and the confidentiality provisions in Section 12(a), (i) the liability of Quarterdeck under this Agreement shall be limited to the amounts paid to it by Symantec hereunder during the one year period ending upon accrual of such liability, and Symantec's liability shall be limited to the same amount, except that Symantec's obligation to make the payments described in this Agreement shall be in addition to such amount. FURTHER, THE EXCLUSIONS OF DAMAGES AND LIMITATIONS OF LIABILITY STATED ABOVE SHALL REMAIN IN EFFECT, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE. Nothing in this Section 9 shall in any way limit any right or remedy available to either party for any infringement or misappropriation of such party's copyrights, patents, trademarks, trade secrets, or other intellectual property rights.

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10. INDEMNIFICATION.

     10.1 BY QUARTERDECK. Quarterdeck shall, at its expense and Symantec's request, defend any claim brought against Symantec and Symantec's affiliates, directors, officers, employees, agents and independent contractors, (a) that the Quarterdeck Software infringes any United States copyrights or trade secrets; or
(b) which, if true, would constitute a breach of a warranty by Quarterdeck in
Section 8.1, and Quarterdeck will pay any damages awarded by a court of competent jurisdiction in a final, unappealable judgment for such claim or any amount owing in settlement of such claim, provided that Symantec tenders sole control of the defense and settlement of such claim to Quarterdeck and reasonably cooperates in the defense thereof.

     10.2 BY SYMANTEC. Symantec shall, at its expense and Quarterdeck's request, defend any claim brought against Quarterdeck and Quarterdeck's affiliates, directors, officers, employees, agents and independent contractors, based on any allegation that Symantec's business practices with respect to the Software are unlawful or unethical, on allegations of Symantec's negligence, recklessness, willful misconduct, on allegations by Marubeni Corporation that Symantec's distribution of Japanese language versions of the Quarterdeck Products violated Marubeni Corporation's rights under the agreement between Quarterdeck and Marubeni dated September 29, 1997, or on allegations that, if true, would constitute a breach of this Agreement, and Symantec will pay any damages awarded by a court of competent jurisdiction in a final, unappealable judgment for such claim or any amount owing in settlement of such claim, provided that Symantec tenders sole control of the defense and settlement of such claim to Quarterdeck and reasonably cooperates in the defense thereof.

11. PROTECTION OF RIGHTS. As an express condition of this Agreement, each party will apply to any works created, copied or distributed under the Licenses applicable copyright and other proprietary rights notices sufficient to protect each party's rights in such works. Each party will retain the ownership to its trademarks and tradenames and, except as expressly provided in this Agreement, neither party will have any right to use the trademarks or tradenames of the other party.

12. GENERAL.

     (a) CONFIDENTIALITY. Each party acknowledges that in the course of the relationship contemplated by this Agreement it will receive information which is confidential and proprietary to the other. Each party agrees not to use such information except in performance of this Agreement and not to disclose such information to third parties. Such confidential and proprietary information includes, without limitation, the parties' current and future business plans, and other information which is stamped or marked as confidential by such party and any other information disclosed by such party if, within 30 days of disclosure, whether orally or by way of written documents, such party identifies by written notice to the other the confidential nature of such information. Without limiting the foregoing, any Source Code shall be deemed confidential information regardless of whether so marked or identified. The foregoing restrictions will not apply to information that (a) has been independently developed other than pursuant to this Agreement and without reference to the disclosing party's information, (b) has

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become publicly known through no wrongful act of the party wishing to make use of such information, (c) has been rightfully received from a third party authorized to make such disclosure without restriction, (d) has been approved for release in writing, or (e) is required to be disclosed by law, provided that the party required to make such disclosure shall be required to make reasonable efforts, consistent with applicable law, to limit the scope and nature of such required disclosure.

          (b) EQUITABLE RELIEF. Each party acknowledges that any breach of its obligations under this Agreement with respect to the proprietary rights or confidential information of the other will cause the other irreparable injury for which there are inadequate remedies at law, and that the injured party will be entitled to equitable relief with respect to any such breach in addition to all other remedies provided by this Agreement or available at law.

          (c) GOVERNING LAW. This Agreement will be governed and interpreted in accordance with the laws of the State of California, except for that body of law pertaining to conflicts of law. Venue for any legal action shall be proper in the state and federal courts of California, and Symantec and Quarterdeck each expressly consent to venue and jurisdiction therein.

          (d) RELATIONSHIP OF PARTIES. Quarterdeck's relationship with Symantec during the term of this Agreement will be that of an independent contractor. Neither party will have, and neither party will represent that it has, any power, right or authority to bind the other party, or to assume or create any obligation or responsibility, express or implied, on behalf of the other party or in the other party's name, except as herein expressly provided. Nothing stated in this Agreement shall be construed as constituting Quarterdeck and Symantec as partners or as creating the relationships of employer/employee, franchiser/franchisee, or principal/agent between the parties; provided that nothing herein shall limit the parties respective rights and obligations under the Merger Agreement.

          (e) ATTORNEYS' FEES. In the event that any legal action is required in order to enforce or interpret any of the provisions of this Agreement, the prevailing party in such action shall recover all reasonable costs and expenses, including attorney's fees, incurred in connection therewith.

          (f) WAIVER. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that or any other provision of this Agreement.

          (g) HEADINGS; INTERPRETATION. The headings of the Sections of this Agreement are for convenience only and will not be of any effect in construing the meanings of the Sections. Because both parties have participated in the drafting of this Agreement, there shall be no presumption that the terms of the Agreement should be interpreted against the drafting party.

          (h) SEVERABILITY. If any of the provisions of this Agreement are found or deemed by a court of competent jurisdiction to be invalid or unenforceable, they shall be severable from the remainder of the Agreement and shall not cause the invalidity or unenforceability of the Agreement.

          (i) NOTICES. Notices to either party shall be in writing and shall be deemed delivered when served in person or three Business Days after being deposited in the United States mail, first-class certified mail, postage prepaid, return receipt requested, or one Business Day after being dispatched by a nationally recognized one-day express courier service addressed as follows:

if to Symantec, to     Symantec Corporation
                       10201 Torre Ave.
                       Cupertino, CA 95014
                       Attention: General Counsel

if to Quarterdeck, to

                       Quarterdeck Corporation
                       13160 Mindanao Way
                       Marina del Rey, CA  90292

Attention: Chief Executive Officer with a copy to Quarterdeck's General Counsel at the same address and to Quarterdeck's outside counsel:

                       Schwartz and Associates
                       333 South Grand Avenue, Suite 3950
                       Los Angeles, California  90071
                       Attention: Brad Schwartz

          (j) ENTIRE AGREEMENT. This Agreement (and, to the extent referenced herein, the Merger Agreement) constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes in their entirety any and all written or oral agreements previously existing between the parties with respect to such subject matter (provided that this Agreement shall not supercede the Merger Agreement or any agreement ancillary or entered into pursuant thereto). Any modifications of this Agreement must be in writing and signed by duly authorized officers of each party hereto.

          (k) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed an original, and all of which together shall constitute one and the same instrument.

          (l) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and, except as otherwise provided herein, their respective legal successors and permitted assigns, provided however that neither party shall assign, voluntarily or involuntarily or by operation of law, or otherwise, any part of this Agreement unless in connection with such party's assignment to an entity which it then controls, is under the control of, or is under common control with or in connection with a transfer of substantially all assets of such party, or with the prior written consent of the other party. Notwithstanding the foregoing, Quarterdeck may assign this Agreement, including without limitation all of Quarterdeck's rights, remedies, obligations and duties of performance, in connection with a sale or assignment of the Intellectual Property Rights in the Quarterdeck Licensed Products.

     The parties have executed this Agreement on the Effective Date.

SYMANTEC CORPORATION                   QUARTERDECK CORPORATION



By:                                    By:
   ------------------------------         ------------------------------
Printed Name:                          Printed Name:
             --------------------                    -------------------
Title:                                 Title:
       --------------------------             --------------------------

SYMANTEC LIMITED



By:
   ------------------------------
Printed Name:
              -------------------
Title:
       --------------------------

                                    EXHIBIT A

                              QUARTERDECK SOFTWARE

Quarterdeck Software means (a) the product distributed by Quarterdeck under the name "CleanSweep," and (b) any updates, upgrades or other revisions to CleanSweep.

                                    EXHIBIT B

                                  DELIVERABLES

The Source Code Deliverables with respect to Quarterdeck Software shall include the following:

     Copies of machine-readable Source Code for the then current versions of the Quarterdeck Software.

     Copies of system build instructions such that Symantec can rebuild the Quarterdeck Software from the Source Code provided.

     Copies of existing Quarterdeck technical documentation for those maintaining and supporting the Quarterdeck Software.

     Copies of any tools written by Quarterdeck for the development of the Quarterdeck Software and the instructions for their operation.

     Copies of existing testing materials developed by Quarterdeck for the Quarterdeck Software.

     User manual source files

     Any technical specs, design docs, etc. that exist for the code

     Test cases, tools and plans, including DBCS and Hi-ASCII cases/plans -any in-house localization tools written for the product

     Bug database and top known issues (i.e, were they planning any inlines to fix bugs causing major support issues?)

     Any techsupport documents or databases

     List of scripts and script-creation documentation

The Object Code Deliverables for the Quarterdeck Software shall include the following:

     Electronic masters for all associated end-user documentation for the Software.

     Golden master disks of the binary executable form of the then current version of the Quarterdeck Software, electronic masters for all associated end-user documentation for the Quarterdeck Software, and copies of all available technical support and customer support materials, provided that Quarterdeck shall have no obligation to identify or disclose any information regarding its customers.

                                    EXHIBIT C

                                END USER LICENSE
                            SYMANTEC END-USER LICENSE


NOTICE: SYMANTEC LICENSES THE ENCLOSED SOFTWARE TO YOU ONLY UPON THE CONDITION THAT YOU ACCEPT ALL OF THE TERMS CONTAINED IN THIS LICENSE AGREEMENT. PLEASE READ THE TERMS CAREFULLY BEFORE OPENING THIS PACKAGE, AS OPENING THE PACKAGE WILL INDICATE YOUR ASSENT TO THEM. IF YOU DO NOT AGREE TO THESE TERMS, THEN SYMANTEC IS UNWILLING TO LICENSE THE SOFTWARE TO YOU, IN WHICH EVENT YOU SHOULD RETURN THE FULL PRODUCT WITH PROOF OF PURCHASE TO THE DEALER FROM WHOM IT WAS ACQUIRED WITHIN SIXTY DAYS OF PURCHASE, AND YOUR MONEY WILL BE REFUNDED.

                              LICENSE AND WARRANTY:

The software which accompanies this license (the "Software") is the property of Symantec or its licensors and is protected by copyright law. While Symantec continues to own the Software, you will have certain rights to use the Software after your acceptance of this license. Except as may be modified by a license addendum which accompanies this license, your rights and obligations with respect to the use of this Software are as follows:

o You may:

(i)  use one copy of the Software on a single computer;

(ii) make one copy of the Software for archival purposes, or copy the software onto the hard disk of your computer and retain the original for archival purposes;

(iii) use the Software on a network, provided that you have a licensed copy of the Software for each computer that can access the Software over that network;

(iv) after written notice to Symantec, transfer the Software on a permanent basis to another person or entity, provided that you retain no copies of the Software and the transferee agrees to the terms of this agreement; and

(v) if a single person uses the computer on which the Software is installed at least 80% of the time, then after returning the completed product registration card which accompanies the Software, that person may also use the Software on a single home computer.

o You may not:

(i)  copy the documentation which accompanies the Software;

(ii) sublicense, rent or lease any portion of the Software;

(iii) reverse engineer, decompile, disassemble, modify, translate, make any attempt to discover the source code of the Software, or create derivative works from the Software; or

(iv) use a previous version of the Software after you have received an upgraded version as a replacement of the prior version. Upon upgrading the Software, all copies of the prior version must be destroyed.

o  Sixty Day Customer Satisfaction Guarantee:

If you are the original licensee of this copy of the Software and are dissatisfied with it for any reason, you may return the complete product, together with your receipt, to Symantec or an authorized dealer, postage prepaid, for a full refund at any time during the sixty day period following the delivery to you of the Software.

o Limited Warranty:

Symantec warrants that the media on which the Software is distributed will be free from defects for a period of sixty (60) days from the date of delivery of the Software to you. Your sole remedy in the event of a breach of this warranty will be that Symantec will, at its option, replace any defective media returned to Symantec within the warranty period or refund the money you paid for the Software. Symantec does not warrant that the Software will meet your requirements or that operation of the Software will be uninterrupted or that the Software will be error-free.

     THE ABOVE WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHER RIGHTS, WHICH VARY FROM STATE TO STATE.

o Disclaimer of Damages:

     REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL SYMANTEC OR ITS LICENSORS BE LIABLE TO YOU FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT OR SIMILAR DAMAGES, INCLUDING ANY LOST PROFITS OR LOST DATA ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE EVEN IF SYMANTEC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY

FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

     IN NO CASE SHALL THE LIABILITY OF SYMANTEC OR ITS LICENSORS EXCEED THE PURCHASE PRICE FOR THE SOFTWARE. The disclaimers and limitations set forth above will apply regardless of whether you accept the Software.

o U.S. Government Restricted Rights:

RESTRICTED RIGHTS LEGEND. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c) (1) (ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c) (1) and (2) of the Commercial Computer Software-Restricted Rights clause at 48 CFR 52.227-19, as applicable, Symantec Corporation, [Address].

o General:

This Agreement will be governed by the laws of the State of California. This Agreement may only be modified by a license addendum which accompanies this license or by a written document which has been signed by both you and Symantec. Should you have any questions concerning this Agreement, or if you desire to contact Symantec for any reason, please write: Symantec Customer Sales and Service, [address.]

                                    EXHIBIT D

                      FORM OF SOURCE CODE ESCROW AGREEMENT


                                ESCROW AGREEMENT

                                 Account Number:


     This Escrow Agreement (this "Agreement") is effective October 15, 1998 (the "Effective Date") by and among Data Securities International, Inc., a Delaware corporation with offices at 425 California Street, Suite 1450, San Francisco, California 94104 ("Escrow Agent"), Quarterdeck Corporation, a Delaware corporation with principal offices at 13160 Mindanao Way, Marina del Rey, California 90292 ("Quarterdeck") and Symantec Corporation, a Delaware corporation with principal offices at 10201 Torre Avenue, Cupertino, California 95014 ("Symantec").

                                    Recitals

     This Agreement is entered into in furtherance of the provisions and objectives of that certain Agreement and Plan of Merger (the "Merger Agreement") among Quarterdeck, Symantec, and McGuire Acquisition Corporation, dated October 15, 1998 , and a License Agreement (the "License Agreement") between Symantec and Quarterdeck. The License Agreement provides that under certain conditions Symantec shall have the right to receive a license to the Quarterdeck Software, as defined in Exhibit A, and that Quarterdeck shall place in escrow the Deliverables identified in Exhibit B.

                                    Agreement

     For valuable consideration, the parties agree as follows:

     1. Deposit. Quarterdeck has heretofore deposited with Escrow Agent the Source Code Deliverables (as defined in the License Agreement) (the "Deposit"). Symantec has verified that the initial Deposit includes the appropriate Deliverables. If there are changes to the Quarterdeck Software that are released to the public, Quarterdeck shall keep the Deposit current by adding or substituting materials within two business days after such changes are released to the public. Upon any such additional or replacement Deposit, Escrow Agent will, if requested by Symantec, build the binary version of the Quarterdeck Software from the materials included in the Deposit and deliver the resulting executable program to Symantec. Symantec may then verify that the Deposit is complete by comparing the executable program delivered by the Escrow Agent to the then current version of the Quarterdeck Software.

     2. Retention of Replaced Deposit. Escrow Agent will retain any replaced Deposit (including any replacement of a portion of the Deposit) unless Escrow Agent has been instructed by Symantec within 10 business days of notice from Escrow Agent to destroy it. Retention of the replaced Deposit may result in an additional fee, as specified in Escrow Agent's fee schedule, to be paid by Symantec.

     3. Verification and Delivery of Deposit to Escrow Agent. Risk of loss or damage during shipment of the Deposit or any replacement Deposit to Quarterdeck or Escrow Agent shall rest with Quarterdeck. Accordingly, Escrow Agent shall follow any instructions provided by Quarterdeck regarding transport or shipment of the Deposit. The Deposit shall be packaged for storage as reasonably determined by Escrow Agent and accompanied by a cover sheet identifying the contents as indicated in Exhibit A. Escrow Agent shall give written notice to Symantec of any replacement Deposit or other addition or substitution of materials in the Deposit within three business days after such replacement Deposit.

     4. Obligations of Escrow Agent. Escrow Agent shall safekeep the Deposit in a security vault and exercise the same high standard of care to protect the Deposit which Escrow Agent would use to protect items of this nature which Escrow Agent might own, but in no event less than that standard of care customary in the industry.

     5. Term of Agreement. This Agreement shall have an initial term of six months, renewable upon receipt by Escrow Agent of the specified renewal fee. If Escrow Agent does not receive the renewal fee by the expiration date, Escrow Agent shall give notice to Symantec. If the fee is not received from Symantec within thirty days of such notice, this Agreement shall expire. Upon expiration of this Agreement, Escrow Agent will return the Deposit to Quarterdeck. All obligations of Escrow Agent under this Agreement shall terminate thereafter, except for those obligations set forth in Section 9 below. In no event shall this Agreement be renewed after expiration or termination of the Merger Agreement or the License Agreement.

     6. Delivery of Deposit to Symantec. If Symantec notifies Escrow Agent of the occurrence of a release condition as defined in Exhibit C, Escrow Agent shall immediately notify Quarterdeck in writing and provide Quarterdeck with a copy of the notice from Symantec. Quarterdeck shall have ten business days from the date of receipt of such written notice from Escrow Agent to notify Escrow Agent, with a copy to Symantec, that the release condition has not occurred. Failing such timely notice from Quarterdeck, Escrow Agent shall release the Deposit to Symantec. Upon release of the deposit, Symantec shall have the license to use the Deposit as set forth in the License Agreement (the "Development License"). However, if Escrow Agent receives timely notice from Quarterdeck, Escrow Agent shall not release the Deposit but shall instead notify the parties that there is a dispute, and subject to Section 5, Escrow Agent will continue to hold the Deposit until such dispute is resolved.

          Symantec shall in no event use the Deposit except to the extent permitted under the Development License. Further, Symantec shall not disclose the Deposit or any part thereof to any person or entity, except that, after rightful receipt of the Deposit hereunder, Symantec may disclose the Deposit to its employees who require access to the Deposit to allow Symantec to exercise its rights under the Development License, provided that such employees have first agreed in writing to refrain from disclosing the Deposit except as permitted under this Agreement. Symantec shall protect the Deposit using the same standard of care it uses to protect its own most valuable source code, but in no event less care than is prudent and customary under the circumstances. Symantec's obligations under this paragraph shall survive any termination or expiration of this Agreement.

     7. Dispute Resolution Process. Escrow Agent shall first notify Quarterdeck and Symantec in writing of contrary instructions from Symantec and Quarterdeck for release of the Deposit (the "Dispute Notice"). Within five business days after the Dispute Notice is sent by Escrow Agent, Symantec and Quarterdeck shall each appoint a referee, and the referees so appointed shall jointly appoint a third referee (the "Neutral Referee"). Quarterdeck and Symantec shall each notify the other parties of its referee's identity within such five-day period.

          Within ten business days after the Dispute Notice, Symantec and Quarterdeck shall use their respective best efforts to cause the referees to meet at a mutually acceptable location and to hear testimony and other evidence that Quarterdeck and Symantec may wish to present with respect to the dispute. The meetings shall proceed with all referees present, and shall be conducted from 9:30 a.m. to 5:00 p.m. on no more than three consecutive business days . Symantec shall present up to one day of evidence followed by up to one day of presentation from Quarterdeck, followed by a final day reserved for rebuttal by each party, concluding with Quarterdeck's rebuttal. Quarterdeck, Symantec and Escrow Agent agree that the evidence presented at the hearings which is designated as confidential shall not be disclosed to other third parties except as required by law. Within two business days after the close of the presentations, the referees shall resolve the dispute by majority vote. Any refusal to vote by one of the referees appointed by a party shall be deemed an abstention by that referee. If the there is no majority vote and the Neutral Referee refuses to vote, then the referees appointed by the parties shall appoint a replacement Neutral Referee as soon as possible, and the process described in this paragraph shall be repeated.

          This dispute resolution process shall be the exclusive means for resolving disputes to which it applies, and the decision of the referees shall be final, conclusive and enforceable by a court of competent jurisdiction. All costs of the referees shall be borne by the unsuccessful party.

     8. Joint Instructions. Symantec and Quarterdeck may, by joint written instruction to Escrow Agent, authorize the delivery of the Deposit to the party named in the instruction; provided that Escrow Agent shall not comply with any such instructions unless it notifies

Quarterdeck of such instructions and Escrow Agent's intention to release the Deposit to Symantec and Quarterdeck confirms such instructions in writing. Escrow Agent shall in any event wait not less than five business days after sending such notice before releasing the Deposit, even if it earlier receives such confirmation.

     9. Use and Nondisclosure. Except as provided in this Agreement, Escrow Agent shall not copy, disclose or make any use whatsoever of the Deposit. Escrow Agent shall not disclose or make use of any confidential information provided to Escrow Agent by Quarterdeck in connection with this Agreement without the prior written consent of Quarterdeck. Escrow Agent shall not disclose or make use of any confidential information provided to Escrow Agent by Symantec in connection with this Agreement without the prior written consent of Symantec. These obligations shall continue indefinitely notwithstanding termination of this Agreement.

     10. Records and Audit Rights. Escrow Agent shall keep complete written records of the activities undertaken and materials prepared pursuant to this Agreement. Upon reasonable notice to Escrow Agent during the term of this Agreement, each of Quarterdeck and Symantec shall be entitled at reasonable times during normal business hours at Escrow Agent's facilities to inspect the records of Escrow Agent with respect to this Agreement.

     11. Designated Representative. Quarterdeck, Symantec and Escrow Agent shall each designate an authorized individual to receive notices and otherwise act on behalf of each such party in connection with this Agreement. Failing designation, notices shall be sent to the signatories to this Agreement.

     12. Notices. All notices in connection with this Agreement shall be in writing given to the parties at their respective addresses shown above (or such other address as may be designated by a party in writing to the other parties) by being personally delivered, sent by overnight, pre-paid air freight, or sent by registered or certified mail, return receipt requested, and shall be effective upon receipt if personally delivered, upon two business days after deposit if sent by air freight, or upon five business days after deposit if sent with the U.S. Postal Service.

     13. Fees. All fees shall be due in full within thirty (30) days of the date of Escrow Agent's invoice. Symantec shall pay the fees due. Fees shall be those specified in Escrow Agent's schedule of fees in effect for the term of this Agreement plus applicable taxes. Escrow Agent shall notify Symantec at least ninety days prior to expiration of the term (or any renewal term) of this Agreement of any scheduled increase of the fees payable for succeeding renewal terms.

     14. Authenticity. Subject to Section 8, Escrow Agent may act in reliance upon any instruction, instrument or signature believed to be genuine and may assume that it has been duly authorized.

     15. Indemnification. Escrow Agent shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided Escrow Agent has acted in the manner stated in the preceding sentence, Symantec and Quarterdeck each agree to indemnify, defend and hold harmless Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by Escrow Agent relating in any way to this escrow arrangement.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     17. Complete Agreement. This Agreement, including the Exhibits, constitutes the entire agreement between the parties concerning the subject matter and shall supersede all previous communications, representations, understandings, and agreements, either oral or written, between the parties. Without limiting the generality of the foregoing sentence, this Agreement shall specifically supplant and replace the Interim Escrow Agreement among the parties dated as of October 13, 1998 (the "Interim Agreement"). The parties acknowledge and agree that the Interim Agreement shall terminate as of the date hereof, and that the deposit under the Interim Agreement shall hereafter be governed by this Agreement.

     18.  Severability. If any provision of this Agreement is held by any court to be invalid or unenforceable, then that provision will be severed from this Agreement and the remaining provisions shall continue in force.

     19. Exhibits. The following Exhibit is made a part of this Agreement by this reference:

          Exhibit A: Quarterdeck Software
          Exhibit B: Deliverables
          Exhibit C: Release Conditions

QUARTERDECK CORPORATION                 SYMANTEC CORPORATION



----------------------------            ----------------------------
By:                                 By:
Its:                               Its:

DATA SECURITIES INTERNATIONAL, INC.



----------------------------
By:
Its:

                                    EXHIBIT A

                              QUARTERDECK SOFTWARE

Quarterdeck Software means (a) the product distributed by Quarterdeck under the name "CleanSweep," and (b) any updates or upgrades to CleanSweep.

                                    EXHIBIT B

                                  DELIVERABLES

The Deliverables with respect to Quarterdeck Software shall include the following:

     Copies of machine-readable Source Code for the then current versions of the Quarterdeck Software.

     Copies of system build instructions such that Symantec can rebuild the Quarterdeck Software from the Source Code provided.

     Copies of existing Quarterdeck technical documentation for those maintaining and supporting the Quarterdeck Software.

     Copies of any tools written by Quarterdeck for the development of the Quarterdeck Software and the instructions for their operation.

     Copies of existing testing materials developed by Quarterdeck for the Quarterdeck Software.

     Electronic masters for all associated end-user documentation for the Software.

     Any technical specs, design docs, etc. that exist for the code

     Test cases, tools and plans, including DBCS and Hi-ASCII cases/plans -any in-house localization tools written for the product

     Bug database and top known issues (i.e, were they planning any inlines to fix bugs causing major support issues?)

     Any techsupport documents or databases

     List of scripts and script-creation documentation

     BINARY EXECUTABLES

     Golden master disks of the binary executable form of the then current version of the Quarterdeck Software, electronic masters for all associated end-user documentation for the Quarterdeck Software, and copies of all available technical support and customer support materials.

                                    EXHIBIT C

                               RELEASE CONDITIONS

Any of the following shall be deemed to be a Release Condition:

1) Consummation (as that term is defined in the License Agreement) in accordance with the terms of the License Agreement.

2) The occurrence of an event giving rise to an obligation on the part of Quarterdeck to pay a Company Fee (as that term is defined in the Merger Agreement) in accordance with the terms of the Merger Agreement